Transactions effected pursuant to Rule 10F3.
		R.J. Involved?	Form Rec'd?	Yrs. In Business:				Date Offering commenced:
Fund:					Cusip	Security:	Date of Purchase:		Purchase price:	Commission:	Securities acquired from:	Share amount purchased	$ Amount purchased:	Total Offering:	Spread
EGIF	Secondary Offering	No	N/A	N/A		Solar Capital LTD.	November 5, 2010	November 5, 2010	22.20		Citigroup Global Markets, Inc.	14,300	$317,460		0.000